UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 13, 2010

CKX, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17436	27-0118168
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-838-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the board of directors of CKX, Inc. (the "Company") appointed Kraig G. Fox, 42, to serve as Chief Operating Officer of the Company on September 30, 2010.

The Company and Mr. Fox had previously entered into an employment agreement as of October 1, 2009 with respect to Mr. Fox's previous role as Chief Corporate Development Officer of the Company. On October 13, 2010, the Company and Mr. Fox amended the employment agreement to to reflect Mr. Fox's new role with the Company and certain other terms.

Mr. Fox’s amended employment agreement provides for an initial annual base salary of $500,000, increased annually by five percent. The amount of the base salary will be reviewed annually by the Company’s board of directors and may be increased at the discretion of the board, but not decreased.

Mr. Fox is eligible to receive during his continued satisfactory performance of his amended employment agreement an guaranteed minimum annual bonus equal to 25% of his base salary for the year in question. In the event that the Company achieves certain percentages of an annual performance target, the cash bonus payable to Mr. Fox could increase in an amount up to 100% of his base salary for the year in question and, if approved by the compensation committee of the board of directors, could include a grant of stock options. In addition, Mr. Fox is eligible to receive an annual grant of restricted stock, stock options or other equity awards as determined by the compensation committee.

The term of the amended employment agreement commenced on October 1, 2009 and continues until December 31, 2014, and includes a non-competition agreement between Mr. Fox and the Company which is operative during the term.

The amended employment agreement provides that in the event Mr. Fox's employment is terminated without "cause" or there is a "constructive termination without cause," as specified in his agreement, other than due to disability or death, he will be entitled to receive (a) his base salary through the date of termination, (b) the cash equivalent of three years of his base salary in effect at the time of termination, (c) a cash bonus for each partial or full year remaining on the term of the amended employment agreement equal to the average of all bonuses paid or earned during the term of the amended employment agreement, and (d) continued eligibility to participate in any benefit plans of the Company through the term.

Under the terms of the amended employment agreement, following a change in control of the Company, Mr. Fox may elect to terminate his employment and accelerate the expiration date of the amended employment agreement, in which case he will be entitled to (a) his base salary through the date of termination, (b) the cash equivalent of three years of his base salary in effect at the time of termination, unless (i) the change in control is consummated with any person with whom the Company has been engaged in discussions during the six months before October 13, 2010 and (ii) the change in control is consummated or a definitive agreement with respect to such change in control is executed within six months after October 13, 2010, then he would be entitled to the cash equivalent of four years of his base salary in effect at the time of termination, (c) a cash bonus for each partial or full year remaining on the term of the employment agreement equal to the average of all bonuses paid or earned during the term of the employment agreement, and (d) continued eligibility to participate in any benefit plans of the Company through the term. In the event of a change of control, Mr. Fox is entitled to receive an additional tax-gross up payment to cover any taxes on the total amount so that Mr. Fox receives the total amount, without any deduction for taxes.

In the event of a "change in control" or if there is a termination without "cause" or a "constructive termination without cause," in addition to the foregoing, all previously granted but unvested restricted shares of common stock or options to purchase common stock shall vest fully.

Pursuant to the amended employment agreement, if Mr. Fox suffers a disability that continues for a period in excess of six continuous months, he shall be entitled to his full salary and any bonus in respect of the first six months of his disability and, thereafter, he would be entitled to an accelerated payment equal to 75% of his salary for the remainder of the term of his amended employment agreement. In addition, in the event of Mr. Fox's death during the term, the amended employment agreement provides for payment to Mr. Fox's estate of (a) all earned but unpaid base salary at the time of his death plus an amount equal to two times the base salary in effect at the time of death, (b) continued eligibility for Mr. Fox's dependents to participate in any benefit plans of the Company through the term, and (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously granted to Mr. Fox.

In the event that, at the end of the term of the employment agreement, Mr. Fox is ready, willing and able to renew the agreement for an additional term of not less than three years and on consistent terms with this agreement and if the Company does not offer Mr. Fox such a renewal, then Mr. Fox is entitled to a payment of (a) his base salary then in effect for an additional 12-month period and (b) continued eligibility to participate in any benefit plans of the Company for an additional 12-month period.

The foregoing summary of Mr. Fox's amended and restated employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Amended and Restated Employment Agreement, dated as of October 13, 2010, by and between CKX, Inc. and Kraig G. Fox.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX, Inc.

October 13, 2010	By:	/s/ Kelly S. Pontano

Name: Kelly S. Pontano
Title: Senior Counsel and Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of October 13, 2010, by and between CKX, Inc. and Kraig G. Fox